Exhibit 10.1

EXHIBIT A

LANDMARK BANCORP, INC.

MANAGEMENT INCENTIVE PROGRAM

1. PURPOSE

The Landmark Bancorp, Inc. Management Incentive Program, as may be amended from time to time (the “Program”), is intended to align the compensation of executives and other key members of management of the Company, and its subsidiaries, with the achievement of the Company’s annual and long-term business objectives, promote sustainable growth and shareholder value creation, reinforce sound risk management practices, and attract, motivate, and retain such individuals critical to the Company’s success.

The Program consists of two integrated components:

1.	An Annual Incentive Program (“AIP”), which provides annual cash incentive opportunities based on the achievement of pre-established performance objectives; and

2.	A Long-Term Incentive Program (“LTIP”), which provides equity-based incentive opportunities through grants of Restricted Stock Awards (“RSAs”) and Performance Stock Awards (i.e., performance-contingent grants of Restricted Stock Awards) (“PSAs”) under the Company’s 2024 Stock Incentive Plan, as may be amended from time to time (the “Stock Incentive Plan”).

The Program is intended to reward both annual performance and long-term value creation while promoting stock ownership.

This document is a summary of the principal terms of the Program, and it does not create any contractual or vested right to any award.

Capitalized terms used but not defined in the body of the Program have the meanings given to them in Appendix D.

2. ADMINISTRATION

2.1. Administrator

The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has full authority to interpret, administer and apply the Program and to make all other determinations and take all other actions necessary or advisable for the administration of the Program. All determinations, interpretations, and decisions of the Committee with respect to the Program or any award shall be made in the Committee’s sole discretion and shall be final, conclusive, and binding on all persons, including Participants and their beneficiaries.

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2.2. Committee Authority

Without limiting the generality of the foregoing, the Committee has authority to:

●	approve Participants;
●	approve annual incentive opportunities;
●	approve performance metrics, weightings, and performance goals;
●	determine the amount, terms, and conditions of any award;
●	review and certify actual performance results;
●	approve annual incentive payouts;
●	determine PSA grant outcomes;
●	correct administrative errors;
●	establish, amend, and rescind rules and procedures for the administration of the Program; and
●	reduce, eliminate, or adjust awards as permitted under the Program.

The Committee shall exercise its authority and responsibilities in accordance with applicable law, the Company’s governing documents, and the Committee Charter.

The Committee may delegate administrative responsibilities for the Program to the Chief Executive Officer or other members of management to the extent permitted by applicable law, stock exchange requirements, Company policies, and the Committee Charter; provided, however, that no Participant may make determinations regarding his or her own compensation.

3. PARTICIPATION

3.1. Eligible Participants

Participation in the Program is limited to those executives and other key members of management of the Company and its subsidiaries designated by the Committee (please see Appendix A).

Participation in one Program Year does not guarantee participation in any future Program Year.

3.2. Annual Review

For each Program Year, the Committee shall approve:

●	Participants;
●	Target AIP Opportunities (defined below);
●	LTIP Opportunities (defined below); and
●	applicable performance measures.

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Please see Appendices A and B.

The Committee retains the discretion to include as a Participant any otherwise-eligible employee hired or promoted after the commencement of a Performance Period (as defined below).

3.3. New Hires and Promotions

Subject to the Committee’s determination, employees hired into or promoted into a participating position on or before September 30 of a Program Year may be eligible to receive a prorated award based on the number of days employed in a participating position during the applicable Performance Period.

Employees hired or promoted after September 30 shall not be eligible to participate until the following Program Year unless otherwise approved by the Committee.

PART I – ANNUAL INCENTIVE PROGRAM (AIP)

4. PURPOSE

The AIP is intended to motivate and reward achievement of annual business objectives that support the Company’s strategic plan and long-term success.

The AIP is designed to:

●	focus the attention of executives and other key members of management on key business objectives;
●	reward achievement of goals;
●	encourage teamwork and accountability;
●	support sound risk management practices; and
●	align the pay of executives and other key members of management with Company performance.

5. PERFORMANCE PERIOD

The AIP performance period begins January 1 and ends December 31, except as otherwise determined by the Committee (the “Performance Period”). Unless otherwise determined by the Committee, the Performance Period coincides with the Program Year.

6. ANNUAL INCENTIVE OPPORTUNITIES

Each Participant is assigned a target AIP opportunity expressed as a percentage of the Participant’s Base Salary (the “Target AIP Opportunity”).

Target AIP Opportunities are approved annually by the Committee (please see Appendix A).

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7. PERFORMANCE MEASURES

7.1. Balanced Scorecard

The AIP uses a balanced scorecard approach.

Performance measures may include financial and non-financial goals, or other objectives deemed appropriate by the Committee.

Performance measures may be:

●	corporate, group or individual goals; and/or
●	quantitative or qualitative.

7.2. Annual Goal Setting

Prior to or during the first quarter of each Program Year, the Committee shall establish:

●	performance measures;
●	relative weightings; and
●	threshold, target and stretch performance levels.

The aggregate weighting of all performance measures equals 100%.

7.3. Adjustments

The Committee may adjust reported results to exclude or include the impact of extraordinary, unusual, non-recurring, or unforeseen events if the Committee determines such adjustments are appropriate to better reflect underlying performance. Examples may include:

●	acquisitions or divestitures;
●	changes in tax law or accounting principles;
●	significant litigation settlements;
●	catastrophic events;
●	regulatory actions; and/or
●	other items deemed appropriate by the Committee.

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8. AIP PAYOUT DETERMINATION

8.1. Performance Scale

Performance is generally measured using the following payout schedule, unless otherwise determined by the Committee:

Performance Level	Payout Percentage as a % of Target
Below Threshold	0%
Threshold	50%
Target	100%
Stretch	150%

Performance between established performance levels is determined using straight-line interpolation.

The maximum AIP payout opportunity is capped at 150% of target.

8.2. Scorecard Calculation

Each performance measure is evaluated independently.

For each performance measure:

1. actual performance is compared against the approved performance goals;

2. a payout percentage is determined; and

3. the payout percentage is multiplied by the applicable weighting.

The weighted results for all measures are then added together to determine the Participant’s overall AIP achievement percentage, subject to Committee certification (the “Final AIP Achievement Percentage”).

The final result is rounded to the nearest whole percentage.

8.3. Award Calculation

A Participant’s earned AIP award is equal to the following:

Base Salary × Target AIP Opportunity × Final AIP Achievement Percentage

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Please see example in Appendix C.

9. PAYMENT OF AIP AWARDS

Awards are paid in cash, subject to all applicable taxes and withholdings. Awards are paid as soon as administratively practicable following certification of performance results by the Committee for the applicable Performance Period; provided, however, that such payment shall not be made earlier than January 1 immediately following the calendar year in which the Performance Period ends and no later than March 15 immediately following the calendar year in which the Performance Period ends.

PART II – LONG-TERM INCENTIVE PROGRAM (LTIP)

10. PURPOSE

The LTIP is intended to:

●	promote long-term shareholder value creation;
●	align the interests of executives and other key members of management with shareholder interests;
●	encourage stock ownership;
●	support retention of executives and other key members of management; and
●	provide a meaningful portion of compensation that is contingent upon Company performance.

All LTIP awards are granted pursuant to and subject to the terms of the Stock Incentive Plan and the applicable award agreement.

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11. LTIP OPPORTUNITY

Each Participant is assigned an annual potential LTIP opportunity, expressed as a percentage of Base Salary (the “LTIP Opportunity”) (please see Appendix A).

The annual LTIP Opportunity consists of:

●	50% Time-Based RSAs; and
●	50% At-risk PSAs.

The Committee establishes LTIP Opportunities annually.

12. TIME-BASED RSA AWARDS

12.1. Award Opportunity

The RSA portion equals fifty percent (50%) of a Participant’s annual LTIP Opportunity.

12.2. Grant Timing

RSAs are generally granted following Committee certification of AIP performance.

12.3. Vesting

Unless otherwise provided herein or in the applicable award agreement, RSAs generally vest as follows:

●	One-third (1/3) on the first anniversary of the grant date;
●	One-third (1/3) on the second anniversary of the grant date; and
●	One-third (1/3) on the third anniversary of the grant date.

Continued service through each vesting date is generally required, except as otherwise provided in the applicable award agreement.

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13. AT-RISK PSA AWARDS

13.1. Grant Opportunity

The PSA portion equals fifty percent (50%) of a Participant’s annual LTIP Opportunity.

13.2. Performance Determination

The number of PSAs granted is determined based on the Participant’s Final AIP Achievement Percentage for the applicable Program Year.

13.3. PSA Grant Schedule

AIP Result	PSA Grant Outcome
Below Threshold	0%
Threshold	50%
Target	100%
Stretch	150%

Performance between levels is determined using straight-line interpolation.

The maximum PSA grant opportunity is capped at 150% of target.

Please see example in Appendix C.

13.4. Grant Timing and Vesting

PSAs are granted after the Committee certifies annual AIP performance. The AIP outcome determines the number of PSAs granted. Once granted, the PSAs generally remain subject to the same three-year vesting schedule as RSAs, summarized above, except as otherwise provided in the applicable award agreement.

14. DIVIDENDS

Subject to the terms of the applicable award agreement, Participants may receive dividends during the applicable vesting period with respect to their granted RSAs and PSAs.

15. TERMINATION OF EMPLOYMENT

15.1. Annual Incentive Program

Except as otherwise provided in this Section 15, a Participant must remain actively employed through the date AIP awards are paid to be eligible to receive an AIP award.

For purposes of this Section, employment shall not be deemed terminated solely because a Participant transfers between the Company and any subsidiary or affiliate.

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1.	Voluntary Resignation. A Participant who voluntarily resigns prior to the payment date forfeits any unpaid AIP award.

2.	Termination for Cause. A Participant whose employment is terminated for Cause prior to payment forfeits any unpaid AIP award.

3.	Death. If a Participant’s employment terminates due to death during the Performance Period, the Participant’s beneficiary or estate shall receive a prorated award based on the Participant’s Target AIP Opportunity and the number of days worked during the Performance Period. Payment shall occur at the same time awards are paid to active Participants as described herein.

4.	Termination due to Disability. If a Participant’s employment terminates due to Disability during the Performance Period, the Participant shall receive a prorated earned award based on actual Company performance and the number of days worked during the Performance Period. Payment shall occur at the same time awards are paid to active Participants as described herein.

5.	Retirement. If a Participant retires during the Performance Period after both (i) attaining age sixty-five (65), and (ii) completing at least five (5) years of continuous service with the Company and/or its subsidiaries, the Participant shall receive a prorated award based on actual Company performance and the number of days worked during the Performance Period. Payment shall occur at the same time awards are paid to active Participants as described herein.

6.	Termination After the Performance Period. If a Participant’s employment terminates due to death, Disability, or Retirement (as described above) after the end of the Performance Period but before the payment date, the Participant (or the Participant’s beneficiary or estate) shall receive the award earned for such Performance Period based on actual Company performance, without proration. Payment shall occur at the same time awards are paid to active Participants as described herein.

7.	Unsatisfactory Performance. Participants who are subject to a performance improvement plan or comparable corrective action at the time awards are approved or paid may be deemed ineligible for an award, as determined by the Committee in its discretion.

15.2. Long-Term Incentive Program

Treatment of outstanding LTIP awards (i.e., RSA/PSAs) upon termination of employment and/or a Change in Control shall be governed by the applicable award agreement and Stock Incentive Plan. Participants shall have no legally binding right to an LTIP award, unless and until such award is granted to the Participant. A Participant must be actively employed on the grant date of an LTIP award to receive such award, if any.

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PART III – ADMINISTRATIVE PROCEDURES

16. CLAWBACK AND RECOVERY OF COMPENSATION

All awards granted under this Program are subject to any compensation recovery, clawback, recoupment, forfeiture, or similar policy adopted by the Company, as such policy may be amended from time to time.

Awards shall also remain subject to any applicable federal or state law, stock exchange requirement, regulatory requirement, or other legal authority requiring the recovery of incentive compensation.

The Committee may require repayment, cancellation, forfeiture, reduction, or other recovery of awards or award proceeds to the maximum extent permitted by applicable law.

17. GENERAL PROVISIONS

17.1. No Guarantee of Employment

Nothing contained in the Program shall confer upon any Participant any right to continued employment or interfere in any way with the Company’s right to terminate employment at any time.

17.2. No Right to Future Awards

Participation in the Program does not guarantee participation in any future incentive program or future award opportunity.

17.3. Non-Transferability

Except as otherwise permitted by applicable law or the Committee, no award or right under this Program may be assigned, pledged, transferred, or otherwise encumbered.

17.4. Tax Withholding

The Company shall have the right to withhold any federal, state, local, or other taxes required by law with respect to any payment or settlement under the Program.

17.5. Applicable Equity Plan

All LTIP awards are granted under and remain subject to the terms and conditions of the Stock Incentive Plan and the applicable award agreement. In the event of any inconsistency or conflict between this Program and the Stock Incentive Plan or an applicable award agreement under the Stock Incentive Plan, the terms of the Stock Incentive Plan and, if applicable, the award agreement, shall control.

17.6. Amendment or Termination

The Board reserves the right to amend, suspend, or terminate the Program at any time and in its sole discretion, without notice and without the consent of any Participant.

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17.7. Safety and Soundness Provisions

Notwithstanding any other provision of the Program, the Committee may reduce, eliminate, adjust, cancel, or otherwise modify any award if the Committee determines that such action is appropriate in light of:

●	safety and soundness considerations;
●	regulatory guidance or directives;
●	capital adequacy concerns;
●	asset quality concerns;
●	credit risk outcomes;
●	risk management considerations;
●	significant compliance failures;
●	reputational risks;
●	material misconduct; and/or
●	other circumstances deemed material by the Committee.

The Committee may exercise this authority at any time prior to payment of an AIP award and, with respect to LTIP awards, prior to grant of the applicable RSAs/PSAs.

17.8. Section 409A

The Program is intended to be exempt from, or otherwise comply with, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly. The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Program without the consent of the Participant in order to maintain an exclusion from the application of, or to maintain compliance with, Code Section 409A. If any award constitutes “nonqualified deferred compensation” within the meaning of Code Section 409A and is payable upon a Participant’s “separation from service” (within the meaning of Code Section 409A), and the Participant is a “specified employee” (within the meaning of Code Section 409A) as of the date of such separation from service, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, payment of such award shall be delayed until the earlier of (i) the first business day following the six-month anniversary of the Participant’s separation from service and (ii) the date of the Participant’s death, at which time all amounts so delayed shall be paid in a lump sum without interest, and any remaining amounts shall be paid in accordance with their original schedule. No payment or settlement of any award subject to Code Section 409A may be accelerated or delayed except as permitted by Code Section 409A.

Notwithstanding the foregoing, the Company does not make any representation to the Participant that any award under the Program is exempt from, or satisfies, the requirements of Code Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant (or any other person) for any tax, additional tax, interest or penalties that the Participant may incur in the event that any provision of this Program, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Code Section 409A.

17.9. Governing Law

The Program is governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles.

17.10. Effective Date

The Program shall be effective as of January 1, 2026, following approval by the Board of Directors.

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APPENDIX A – PROGRAM PARTICIPANTS

Participants

			STI		LTI			Total Opp
Executive	Title	Salary			%		$	TCC	TDC
		$	%	$		%	$	$	$

APPENDIX B – ANNUAL INCENTIVE PROGRAM SCORECARD

AIP Scorecard

APPENDIX C – AIP/LTIP EXAMPLE

The following example is provided solely for illustration and does not modify the terms of the Program. In all events, the calculation of any AIP award shall be determined by the Committee in its sole discretion.

Assume the Participant has the following incentive opportunities and the stock price at grant is $25.

APPENDIX D

DEFINITIONS

“Base Salary” means, except as otherwise determined by the Committee, the Participant’s annual base salary in effect as of the last day of the applicable Performance Period, and excludes, for the avoidance of doubt, any bonuses, equity awards, incentive compensation, benefits, perquisites, and other special payments.

“Cause” shall have the meaning set forth for such term in the Participant’s employment agreement with the Company or its subsidiary; or, if the Participant’s employment agreement lacks such definition or the Participant has not entered into such an agreement, “Cause” shall have the meaning assigned under the Stock Incentive Plan.

“Change in Control” shall have the meaning assigned under the Stock Incentive Plan.

“Company” means Landmark Bancorp, Inc.

“Disability” shall have the meaning assigned under the Stock Incentive Plan.

“Participant” means an executive or other key member of management of the Company, or any of its subsidiaries, designated by the Committee to participate in the Program.

“Program Year” means the calendar year, except as otherwise determined by the Committee.